Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Completes Acquisition of US Compounding

SAN DIEGO, CA--(April 12, 2016) - Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) (“Company” or “Adamis”) announced today that it has successfully completed its previously announced acquisition (the “Acquisition”) of US Compounding, Inc. (“USC”). Upon the closing of this transaction, USC has become a wholly-owned subsidiary of Adamis.

Dr. Dennis J. Carlo, President and CEO of Adamis, stated, “We are pleased to have completed this transformational acquisition that will expand our product portfolio, provide immediate revenues, as well as significantly increase our manufacturing, sales and marketing capabilities. The combination will now position us to better commercialize our pipeline products upon approval and diversify our revenue mix.

Our Epinephrine Pre-filled Syringe (“PFS”) has an FDA agency action date (PDUFA date) of June 4, 2016. The potential revenues from the PFS combined with the anticipated cash flows from USC, should put Adamis in a strong financial position.”

Please see Adamis’ Form 8K filed with the Securities and Exchange Commission for additional details on the transaction.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company focused on developing and commercializing products in the therapeutic areas of allergy and respiratory disease.  The Company’s current specialty pharmaceutical product candidates include the Epinephrine Injection PFS syringe product for use in the emergency treatment of anaphylaxis, APC-1000 and APC-5000 for the treatment of asthma and chronic obstructive pulmonary disease, and APC-2000 for the treatment of bronchospasms. Adamis’ wholly-owned subsidiary, US Compounding, is a 503B drug outsourcing facility that provides prescription medications to patients, physician clinics, hospitals and surgery centers throughout most of the United States.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations, including, but not limited to the following statements: statements regarding the completed acquisition, its expected benefits, and the anticipated future financial performance of USC; the company's beliefs concerning the ability of its product candidates, including those sold by USC, to compete successfully in the market; the company's beliefs concerning the safety and effectiveness of its product candidates; and the company’s ability to fund future product development and support ongoing activities; and future revenues expected from any of the company’s product candidates, assuming that they are developed and approved for marketing by the FDA and other regulatory authorities. Statements in this press release concerning future events depend on several factors beyond the company's control, including receipt of adequate funding to support these activities, the absence of unexpected developments or delays, market conditions, and the regulatory approval process, the usefulness of USC’s manufacturing capability and sales and marketing personnel to assist with development, manufacturing and sales of the company’s other products, and the ability of USC to compete successfully against other companies that offer similar products and services, some of which are larger and have greater resources than USC and the company. These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Adamis' actual results to be materially different from these forward-looking statements. There can be no assurances that the company will successfully complete development of the epinephrine PFS product candidate, that the FDA will approve the NDA relating to that product, or that the product will be commercially successful if introduced. The company will require additional funding to commercially launch the PFS product and to continue development of its other product candidates. Certain of these risks, uncertainties, and other factors relating to the company’s business, financial condition and prospects, are described in greater detail in Adamis' filings from time to time with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Except to the extent required by law, Adamis expressly disclaims any obligation to update any forward-looking statements.

Contact Adamis

Mark Flather
Director, Investor Relations

& Corporate Communications
(858) 412-7951
mflather@adamispharma.com

Mark Gundy
External Investor Relations
(972) 240-1873
markgundy@gmail.com